UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Pacific Gas and Electric Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MONDAY, MAY 6, 2013
AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

WHEN AND WHERE IS THE SHAREHOLDER MEETING?

The Annual Meeting of Shareholders of Pacific Gas and Electric Company will be held at the Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California, on Monday, May 6, 2013, at 10:00 a.m., Pacific time.

WHAT IS BEING VOTED ON AT THE SHAREHOLDER MEETING?

1.              Election of 13 Directors

Nominees of the Board of Directors:

(1)	David R. Andrews	(6)	Maryellen C. Herringer	(11)	Rosendo G. Parra
(2)	Lewis Chew	(7)	Christopher P. Johns	(12)	Barbara L. Rambo
(3)	C. Lee Cox	(8)	Roger H. Kimmel	(13)	Barry Lawson Williams
(4)	Anthony F. Earley, Jr.	(9)	Richard A. Meserve
(5)	Fred J. Fowler	(10)	Forrest E. Miller

2.              Ratification of Appointment of the Independent Registered Public Accounting Firm

3.              Advisory Vote to Approve the Company’s Executive Compensation

4.              Such other business as may properly come before the meeting.  Any shareholder nominations for director, or other shareholder matters must comply with the “advance notice” provisions in the company’s Bylaws.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

The Board of Directors recommends a vote FOR the election of the directors, FOR the ratification of the appointment of the independent registered public accounting firm, and FOR the proposal on executive compensation.

HOW CAN I GET A COMPLETE SET OF PROXY MATERIALS?

THIS IS NOT A PROXY CARD.  You may not use this form to vote your shares.  You may request a paper proxy card by following the instructions at the bottom of this form.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet and by mail.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Joint Proxy Statement and the 2012 Annual Report are available at:

www.ViewMaterial.com/PCG

If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before April 22, 2013 to facilitate timely delivery.

You may request an e-mail copy of the Joint Proxy Statement and the 2012 Annual Report, or a paper copy of the Joint Proxy Statement, the form of proxy card, and the 2012 Annual Report, by following the instructions below.  You will be asked to provide your 11-digit control number (located by the arrow in the box below).  You will be able to request paper or e-mail copies for all future meetings or only for the 2013 Annual Meeting of Shareholders.

1.              Call the toll-free telephone number 1-800-516-1564 and follow the instructions provided, or

2.              Access the website www.SendMaterial.com and follow the instructions provided, or

3.              Send us an e-mail at papercopy@SendMaterial.com with your control number in the subject line.  Unless you instruct us otherwise, we will reply to your e-mail with links to the proxy materials in PDF format for the 2013 Annual Meeting of Shareholders only.

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To vote your Pacific Gas and Electric Company shares, you can vote in person at the Annual Meeting of Shareholders, or you can:

1. Go to  www.ViewMaterial.com/PCG.

2. Review the Joint Proxy Statement and the 2012 Annual Report online.

3. Click on the icon to vote your shares.

4. Enter your 11-digit control number (located by the arrow in the box above).

5. Follow the simple instructions to execute your proxy and record your vote.

You will be able to vote electronically until 6:00 a.m., Eastern time, on Monday, May 6, 2013.

Directions on how to attend the 2013 Annual Meeting of Shareholders and vote in person are provided below.

Pacific Gas and Electric Company headquarters
77 Beale Street, San Francisco, California

The meetings are easily accessible using public transportation. If you are traveling by MUNI or BART, exit at the Embarcadero station.

From the North (Golden Gate Bridge):	From the South (Highway 101):	From the East (Bay Bridge):

• Cross the Golden Gate Bridge (Highway 101 South).	• Merge onto Interstate 80 East (toward Bay Bridge/Oakland).	• Cross the Bay Bridge (Interstate 80 West).
• Take the Downtown/Lombard Street exit onto Lombard Street.	• Exit at Fourth Street. • Bear left onto Bryant Street.	• Exit at Fremont Street. • Turn left onto Fremont Street.
• Turn right at Gough Street.	• Turn left at Third Street.	• Turn right at Market Street.
• Turn left at California Street.	• Turn right at Market Street.	• Turn right at Beale Street.
• Turn right at Davis Street.	• Turn right at Beale Street.	• PG&E is on your left.
• Cross Market Street onto Beale Street.	• PG&E is on your left.
• PG&E is on your left.

PACIFIC GAS AND ELECTRIC COMPANY

2013 ANNUAL MEETING OF SHAREHOLDERS ADMISSION TICKET

Pacific Gas and Electric Company headquarters
77 Beale Street
San Francisco, California

Monday, May 6, 2013, at 10:00 a.m.

There is no parking available at the company headquarters. Parking is available at public garages in the area.

Doors open at 9:00 a.m.  You may bypass the shareholder registration area and present this ticket at the entrance to the meeting room.

Note:  Shareholders will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting.

Please note that the following items will not be allowed in the meeting: cameras, video or tape recorders, and other electronic recording devices, or any other items that might be disruptive or pose a safety or security risk. For your protection, all purses, briefcases, backpacks, and packages will be subject to inspection.  Photography and video/audio recording are not permitted at the meeting.

Real-time captioning services and assistive listening devices will be available at the meeting. Please note that real-time captioning materials are not reviewed by either company before they are presented to shareholders, in order to provide timely information to shareholders attending the meetings. Any documents created in the real-time captioning process cannot be relied upon as an accurate transcript of the annual meeting proceedings.